Exhibit 10.8

Joint Code of Ethics and Insider Trading Policy

I.	INTRODUCTION

SLR Secured Lending Partners, LLC (the “Adviser”) seeks to foster and maintain a reputation for honesty, integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in Adviser are highly valued and must be protected. Adviser has adopted this Code of Ethics (the “Code”) in accordance with Rules 204A-1 under the Advisers Act and Rule 17j-l under the Investment Company Act. The Code includes Adviser’s policy with respect to personal investment and trading and its insider trading policy and procedures. SLR Secured Specialty Lending Fund (the “Fund”) have similarly and jointly adopted this Code of Ethics. Thus, this Code of Ethics is applicable to all Access Persons (as defined below) of the Adviser and the Fund (collectively “SLR Capital”).

II.	DEFINITIONS

A. Access Person. The term “Access Person” means (i) any Supervised Person who (1) has access to nonpublic information regarding a Client’s purchase or sale of securities; (2) has access to nonpublic information regarding the portfolio holdings of any Reportable Fund; and/or (3) is involved in making securities recommendations to Clients or who has access to such recommendations that are nonpublic and (ii) all of the directors (other than disinterested directors), officers, employees, members or partners of SLR Capital that are not included in (i) of this paragraph. By way of example, Access Persons include portfolio management personnel and service representatives who communicate investment advice to Clients.

B. Advisers Act. The term “Advisers Act” means the Investment Advisers Act of 1940, as amended.

C. Automatic Investment Plan. An “Automatic Investment Plan” is a program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts according to a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

D. Beneficial Ownership Interest. You will be considered to have “Beneficial Ownership Interest” in a Security if you have a Pecuniary Interest in the Security. If you have any question about whether an interest in a Security or an account constitutes Beneficial Ownership of that Security, you should contact the Chief Compliance Officer.

E. Chief Compliance Officer. The “Chief Compliance Officer” is the Access Person designated respectively by Adviser and Fund for each entity respectively as such, as identified in SLR Capital’s Compliance Policies and Procedures Manual.

F. Client. The term “Client” means any investment entity or account advised or managed or sub-advised by Adviser, including any pooled investment vehicle advised or sub-advised by Adviser.

G. Commission. The term “Commission” means the United States Securities and Exchange Commission.

H. Compliance Officer. The term “Compliance Officer” shall mean an Access Person deemed by SLR Capital to be sufficiently experienced to perform senior-level compliance functions, and shall include the Chief Compliance Officer.

I. Disinterested Director. The term “Disinterested Director” means a director of the Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

J. Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended.

K. Federal Securities Laws. The term “Federal Securities Laws” means the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002, the Investment Company Act, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted under the Bank Secrecy Act by the Commission or the Department of the Treasury.

L. Fund. The term “Fund” means any pooled investment vehicle, whether registered, required to be registered, or exempt from registration as an “investment company” pursuant to the Investment Company Act.

M. Immediate Family. The term “Immediate Family” includes a Supervised Person’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

N. Broad-Based Securities. The term “Broad-Based Securities” means interests in exchange-traded funds or derivatives based on broad-based market indices, sectors, or industries. This term does not include custom exchange-traded funds or exchange-traded funds based on less than 5 companies.

O. Initial Public Offering. The term “Initial Public Offering” means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act.

P. Investment Company Act. The term “Investment Company Act” means the Investment Company Act of 1940, as amended.

Q. Limited Offering. The term “Limited Offering” means an offering, typically referred to as a “private placement”, that is exempt from registration under the Securities Act.

R. Non-Reportable Securities. The term “Non-Reportable Securities” means: (i) direct obligations of the U.S. Government; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements; (iii) shares issued by money market funds; (iv) shares issued by open-end funds registered under the Investment Company Act, other than Reportable Funds; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open end funds, none of which are Reportable Funds.

S. Partners. The term “Partners” refers to Michael Gross and Bruce Spohler.

T. Pecuniary Interest. You will be considered to have a “Pecuniary Interest” in a Security if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Security. The term “Pecuniary Interest” is construed very broadly. The following examples illustrate this principle: (i) ordinarily, you will be deemed to have a “Pecuniary Interest” in all Securities owned by members of your Immediate Family who share the same household with you; (ii) if you are a general partner of a general or limited partnership, you will be deemed to have a “Pecuniary Interest” in all Securities held by the partnership; (iii) if you are a shareholder of a corporation or similar business entity, you will be deemed to have a “Pecuniary Interest” in all Securities held by the corporation if you are a controlling shareholder or have or share investment control over the corporation’s investment portfolio; (iv) if you have the right to acquire equity Securities through the exercise or conversion of a derivative Security, you will be deemed to have a Pecuniary Interest in the Securities, whether or not your right is presently exercisable; (v) if you are the sole member or a manager of a limited liability company, you will be deemed to have a Pecuniary Interest in the Securities held by the limited liability company; and (vi) ordinarily, if you are a trustee or beneficiary of a trust, where either you or members of your Immediate Family have a vested interest in the principal or income of the trust, you will be deemed to have a Pecuniary Interest in all Securities held by that trust. If you have any question about whether an interest in a Security or an account constitutes a Pecuniary Interest, you should contact the Chief Compliance Officer.

U. Reportable Fund. The term “Reportable Fund” means (i) any Fund for which Adviser serves as investment adviser; or (ii) any Fund whose investment adviser or principal underwriter controls Adviser, is controlled by Adviser, or is under common control with Adviser. As used in this definition, the term control has the same meaning as it does in Section 2(a)(9) of the Investment Company Act.

V. Reportable Security. The term “Reportable Security” means all Securities other than Non-Reportable Securities. Reportable Securities include Broad-Based Securities, municipal securities and any other securities not specifically included in the definition of a Non-Reportable Security.

W. Restricted List. The “Restricted List” is a list maintained by the Chief Compliance Officer as specified by SLR Capital’s Insider Trading Policies and Procedures.

X. Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended.

Y. Security. The term “Security” has the same meaning as it has in section 202(a)(18) of the Advisers Act. For purposes of this Code, the following are Securities:

Any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

The following are not Securities:

Commodities, futures and options traded on a commodities exchange, including currency futures, except that (i) options on any group or index of Securities and (ii) futures on any group or narrow-based index of Securities are Securities.

You should note that “Security” includes a right to acquire a Security, as well as an interest in a collective investment vehicle (such as a limited partnership or limited liability company).

Z. Supervised Person. The term “Supervised Person” means (i) any partner, member, officer or director of SLR Capital, or other person occupying a similar status or performing similar function; (ii) any employee of SLR Capital; (iii) any U.S. consultant who has been contracted by SLR Capital for more than ninety (90) days; and (iv) any other person who provides advice on behalf of SLR Capital and is subject to SLR Capital’s supervision and control.

III.	ANTI-BRIBERY REQUIREMENTS

The Adviser is committed to complying with the laws and regulations designed to combat bribery and corruption (herein after referred to as “anti-bribery”) and to seeking and retaining business on the basis of merit, not through bribery or corruption.

It is the Adviser’s policy that:

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Personnel may not provide anything of value to obtain or retain business or favored treatment from public officials; candidates for office; employees of state-owned enterprises; clients/customers, or suppliers; any agent of the aforementioned parties; or any other person with whom the Adviser does or anticipates doing business.

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The prohibition against providing “anything of value” to obtain or retain business or favored treatment includes obvious improper payments, such as cash bribes or kickbacks, but also may include other direct or indirect benefits and advantages, such as gifts, meals, entertainment, charitable contributions, and offers of employment or internships that are inappropriate.

•	The prohibition extends not only to public officials, but also to corporate clients and other private parties.

•	The Adviser prohibits its personnel from requesting or accepting bribes and other improper financial advantages, as well as offering them.

The Adviser maintains written policies, procedures and internal controls reasonably designed to comply with anti-bribery laws (the “Anti-Bribery Program”). The Anti-Bribery Program includes a risk assessment process, education and training, review and approval processes, due diligence procedures, accounting processes and independent testing processes. The Adviser expects all of its agents and vendors to (i) maintain policies and procedures applicable to their circumstances and proportionate to the risks they face and (ii) to act at all times in a manner consistent with the Adviser’s anti-bribery policies.

Personnel who engage in or facilitate bribery, or who fail to comply with all applicate anti-bribery laws, regulations, and the Adviser’s anti-bribery and related policies, may be subject to disciplinary action. The Adviser reserves the right to terminate immediately any business relationship that violates the Adviser’s anti-bribery policies.

The Adviser will conduct targeted email reviews, discussion of the policy will be conducted in code of ethics training. Any exceptions to the policy will be reported to Management.

IV.	PERSONAL INVESTMENT AND TRADING POLICY

A.	General Statement

SLR Capital is committed to maintaining the highest standard of business conduct.

SLR Capital and its Supervised Persons must not act or behave in any manner or engage in any activity that (1) involves or creates even the suspicion or appearance of the misuse of material, nonpublic information by SLR Capital or any Supervised Person or (2) gives rise to, or appears to give rise to, any breach of fiduciary duty owed to any Client or investor.

In addition, the Federal Securities Laws require that investment advisers maintain a record of every transaction in any Security, with certain exceptions, as described below, in which any Access Person acquires or disposes of Beneficial Ownership where the Security is or was held in an account over which the Access Person has direct or indirect influence or control. Given the current size of its operations, SLR Capital has chosen to require reporting of transactions, as well as pre-approval of certain transactions, for all Supervised Persons (subject to the specific exceptions in the Code), rather than only Access Persons. Notwithstanding the foregoing, Disinterested Directors are not subject to the preclearance and reporting requirements of the Code. However, with respect to the Fund’s securities Disinterested Directors must transact during the window periods as described in Appendix VII of this Code of Ethics and subsequently report the transaction detail to the Fund on the day of the transaction.

SLR Capital has developed the following policies and procedures relating to personal trading in Securities and the reporting of such personal trading in Securities in order to ensure that each Supervised Person satisfies the requirements of this Code.

B.	Requirements of this Code

1. Duty to Comply with Applicable Laws.

All Supervised Persons are required to comply with the Federal Securities Laws, the fiduciary duty owed by Adviser to its Clients, as applicable, and this Code.

2. Insider Trading Controls

All Supervised Persons are required to comply with the Insider Trading Policies and Procedures adopted by the Adviser and the Fund which appears as Appendix VII of this Code of Ethics and is incorporated herein by this reference.

3. Duty to Report Violations.

Each Supervised Person is required by law to promptly notify the Chief Compliance Officer or designee in the event he or she knows or has reason to believe that he or she or any other Supervised Person has violated any provision of this Code. If a Supervised Person knows or has reason to believe that the Chief Compliance Officer has violated any provision of this Code, the Supervised Person must promptly notify the Chief Financial Officer and is not required to notify the Chief Compliance Officer.

SLR Capital is committed to fostering a culture of compliance. SLR Capital therefore urges you to contact the Chief Compliance Officer or designee if you have any questions regarding compliance. You will not be penalized and your status at SLR Capital will not be jeopardized by communicating with the Chief Compliance Officer. Reports of violations or suspected violations also may be submitted anonymously to the Chief Compliance Officer or designee. Any retaliatory action taken against any person who in good faith reports a violation or a suspected violation of this Code is itself a violation of this Code and cause for appropriate corrective action, including dismissal.

4. Supervised Personnel to be Supplied Copies, and Furnish Acknowledgements of Receipt of the Code of Ethics and Any Amendments Thereof.

SLR Capital will provide all Supervised Persons with a copy of this Code and all subsequent amendments. By law, all Supervised Persons must in turn provide written acknowledgement to the Chief Compliance Officer or designee of their initial receipt and review of this Code, their annual review of this Code and their receipt and review of any subsequent amendments to this Code.

C.	Restrictions on Supervised Persons Trading in Securities

1. Generally.

Purchases of Reportable Securities (other than Broad-Based Securities) by Supervised Persons and participation by Supervised Persons in an Initial Public Offering or Limited Offering require advance preclearance approval, in writing, by a Compliance Officer together with the specific approval of both Partners.

Sales of Reportable Securities (other than Broad-Based Securities) by Supervised Persons require advance preclearance approval, in writing, by a Compliance Officer together with the specific approval of both Partners.

All Supervised Person personal trading in Securities (other than Broad-Based Securities) is subject to the following further requirements and/or restrictions.

(a) Any transaction in a Security subject to the Restricted List of issuers maintained by SLR Capital is strictly prohibited.

(b) Any transaction in a Security which the Supervised Person knows or has reason to know is being purchased or sold, or is being considered for purchase or sale, by or on behalf of a Client is prohibited until the Client’s transaction has been completed or consideration of the transaction is abandoned. A Security is “being considered for purchase or sale” the earlier of (i) when a recommendation to purchase or sell has been made and communicated or (ii) the Security is placed on Adviser’s research project lists or, (iii) with respect to the Supervised Person making the recommendation, when the Supervised Person seriously considers making such a recommendation.

(c) No Supervised Person may engage in a transaction in a Security, which includes an interest in a Fund, if the Supervised Person’s transaction would otherwise disadvantage or appear to disadvantage a Client or if the Supervised Person would inappropriately profit from or appear to so profit from the transaction, whether or not at the expense of the Client. For the avoidance of doubt, this prohibition applies to any Security held, at the time of a personal transaction, in any Client account.

(d) Any transaction in a Security during the period which begins three days before and ends three days after any Client has traded in that Security is prohibited, unless approved by a Compliance Officer.

(e) No matched purchases and sales, or sales and purchases, in the same Security within a thirty-day period may be transacted without the advance approval of a Compliance Officer. This requirement is reviewed on a “first-in, first-out” basis. This means that a security that is already in someone’s portfolio may be sold within thirty-days of a purchase if certain shares of that security were in the portfolio prior to the thirty-day period.

(f) Personal account trading must be done on the Supervised Person’s own time without placing undue burden on SLR Capital’s time.

(g) No personal trades should be undertaken which are beyond the financial resources of the Supervised Person.

(h) For the avoidance of doubt:

(i) Supervised Person Transactions in Broad-Based Securities are subject to the reporting, but not the preclearance requirements of this Code.

(ii) Supervised Person Transactions in Reportable Securities other than Broad-Based Securities are subject to both the preclearance and the reporting requirements of this Code.

(iii) Supervised Person Transactions by Disinterested Directors are not subject to the preclearance and reporting requirements of this Code. However, with respect to the Fund’s securities Disinterested Directors must transact during the window periods and subsequently report the transaction detail to the Fund on the day of the transaction.

2. Accounts of Record

(a) You may not hold, and you may not permit any other person or entity to hold, on your behalf, any publicly traded Reportable Securities in which you have, or by reason of a Supervised Person Purchase Transaction (as hereinafter defined) will acquire, a Beneficial Ownership Interest, except through an “account of record” with the Adviser maintained with a bank or registered broker-dealer custodian (a “custodian”) or a registered investment adviser. An “account of record” is defined as an official, documented account with the Adviser where all holdings of publicly traded Reportable Securities with a Beneficial Ownership Interest must be maintained. This account must be held with a bank, registered broker-dealer custodian, or registered investment adviser, ensuring that the Adviser has a complete and accurate record of these holdings.

(b) You must provide written notice to a Compliance Officer of your opening of an account with a bank or broker-dealer custodian or an investment adviser through which you (or your investment adviser, acting on your behalf) have the ability to purchase or sell publicly traded Reportable Securities promptly after opening the account, and in any event before the first order for the purchase or sale of such Securities is placed through the account. A Compliance Officer will then ask you to complete and sign a written notice to the account custodian or investment adviser (the forms of which are attached as Appendix IV and Appendix V hereto) which discloses your affiliation with the Adviser and requests that duplicate hard copies of trade confirmations and periodic statements reflecting all holdings and transactions within the account be promptly and confidentially sent to the attention of the Chief Compliance Officer.1 A Compliance Officer will review and, upon approval, transmit the notice to your account custodian or investment adviser.

3. Transactions of Immediate Family Members.

There is a presumption that a Supervised Person can exert some measure of influence or control over accounts held by members of such person’s Immediate Family sharing the same household. Therefore, transactions by Immediate Family members sharing the same household are subject to the policies herein. A Supervised Person may rebut this presumption by presenting convincing evidence, in writing, to the Chief Compliance Officer and request an exemption to one or more policies herein. All exemptions must be approved by the Chief Compliance Officer, in writing.

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In lieu of using the referenced Appendices requesting the forwarding of hard-copy confirmations and account statements, the Adviser will ordinarily ask, if feasible, that the account custodian agree to establish an automatic electronic feed of all account holding and transaction activity to the Adviser’s area of the Personal Trade Compliance Center (“PTCC”) online “cloud” system which the Adviser has licensed from Compliance Science, Inc.

4. The following are Exempt Transactions that do not require preclearance by a Compliance Officer:

(a) Any transaction in Securities in an account over which a Supervised Person does not have any direct or indirect influence or control (such as a fully discretionary managed account through a registered investment adviser) except for IPOs and private securities. To rely upon this exemption, Supervised Persons must provide: (1) information about a trustee or third–party manager’s relationship to the Supervised Person (i.e., independent professional versus friend or relative; unaffiliated versus affiliated firm); (2) periodic certifications regarding the Supervised Persons’ influence or control over trusts or accounts (or obtain the certification from the third party manager or trustee when requested); and (3) when requested, reports on holdings and/or transactions made in the trust or discretionary account to identify transactions that would have been prohibited pursuant to the Code of Ethics, absent reliance on the reporting exemption.

(b) Purchases of Securities under Automatic Investment Plans (such as an employer-sponsored 401(k) plan).

(c) Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities in which a Supervised Person has a Beneficial Ownership Interest.

(d) Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities in which a Supervised Person has a Beneficial Ownership Interest.

(e) Such other specific or classes of transactions as may be exempted from time to time by the Chief Compliance Officer based upon a determination that the transactions are unlikely to violate Rule 204A-1 under the Advisers Act.

5. Supervised Person Transaction Preclearance and Execution Procedures

The following procedures shall govern all transactions in which a Supervised Person or their immediate family members sharing the same household will sell (a “Supervised Person Sale Transaction”) or acquire (a “Supervised Person Purchase Transaction”; together with “Supervised Person Sale Transaction”, a “Supervised Person Transaction”) a Beneficial Ownership Interest and which are subject to the requirement of securing advance preclearance approval, in writing, by a Compliance Officer.

(a) Preclearance.

Requests for preclearance of Supervised Person Transactions are to be delivered, confidentially and in writing (via the Adviser’s email network), to the attention of a Compliance Officer and both Partners. Responses on behalf of such Compliance Officer and both Partners will be conveyed, confidentially and in writing ordinarily via email, within two (2) business days regarding Supervised Person Transaction requests involving publicly traded Reportable Securities and five (5) business days regarding Transaction requests involving other Reportable Securities.

(i) Supervised Person Purchase Transactions.

Preclearance of Supervised Person Purchase Transactions may be withheld for any reason, or no reason, in the sole discretion of the Chief Compliance Officer and both Partners.

(ii) Supervised Person Sale Transactions.

A Supervised Person Sale may be disapproved if it is determined by the Chief Compliance Officer and both Partners that the Supervised Person is unfairly benefiting from, or that the transaction is in conflict with, or appears to be in conflict with, any Client Transaction (as defined below), any of the above-described trading restrictions, or otherwise by this Code. The determination that a Supervised Person may unfairly benefit from, or that a Supervised Person Sale may conflict with or appears to be in conflict with, a Client Transaction will be subjective and individualized, and may include questions about the timely and adequate dissemination of information, availability of bids and offers, and other factors deemed pertinent for an individual Client transaction or series of transactions. It is possible that a disapproval of a Supervised Person Sale could be costly to a Supervised Person or members of a Supervised Person’s family; therefore, each Supervised Person should take great care to adhere to SLR Capital’s trading restrictions and avoid conflicts of interest or the appearance of conflicts of interest.

Any disapproval of a Supervised Person Sale Transaction shall be in writing. A Supervised Person may appeal any such disapproval by written notice to the Partners within two business days after receipt of notice of disapproval.

(b) Executions of Supervised Person Transactions.

(i) Transactions in Publicly Traded Reportable Securities.

Supervised Person Transactions in publicly traded Reportable Securities must, except upon the advance written approval of a Compliance Officer, be executed through an account of record with the Adviser. An “account of record” is defined as an official, documented account with the Adviser where all holdings of publicly traded Reportable Securities with a Beneficial Ownership Interest must be maintained. This account must be held with a bank, registered broker-dealer custodian, or registered investment adviser, ensuring that the Adviser has a complete and accurate record of these holdings.

(ii) Transactions in Other Reportable Securities.

Confirmation of Supervised Person Transactions in all other Reportable Securities must be promptly conveyed, confidentially and in writing, to the attention of the Chief Compliance Officer.

V.	REPORTING

A.	Reports About Securities Holdings and Transactions

Access Persons must submit to the Chief Compliance Officer or designee periodic written reports about their Securities holdings, transactions, and accounts, and the Securities of other persons if the Access Person has a Beneficial Ownership Interest in such Securities and the accounts of other persons if the Access Person has direct or indirect influence or control over such accounts.2 The obligation to submit these reports and the content of these reports are governed by the Federal Securities Laws. The reports are intended to identify conflicts of interest that could arise when an Access Person invests in a Security or holds accounts that permit these investments, and to promote compliance with this Code. Adviser is sensitive to privacy concerns and will try not to disclose your reports to anyone unnecessarily. Report forms are attached.

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In lieu of employing the referenced Appendices, Supervised Personnel will ordinarily perform required reporting by utilizing the PTCC online system which the Adviser has licensed from Compliance Science, Inc.

Failure to file a timely, accurate, and complete report is a serious breach of Commission rules and this Code. If an Access Person is late in filing a report, or files a report that is misleading or incomplete, the Access Person may face sanctions including identification by name to the Chief Compliance Officer, withholding of salary or bonuses, or termination of employment.

1. Initial Securities Holdings Disclosure Reports: Within ten days after you become an Access Person, you must submit to the Chief Compliance Officer or designee a securities accounts report (a form of which is attached as Appendix II thereto) and private investments report (a form of which is attached as Appendix VI thereto) based on information that is current as of a date not more than 45 days prior to the date you become an Access Person.

(a) The Initial Report of Securities Accounts contains the following:

(i) The name/title and type of Security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of equity shares and principal amount of each Reportable Security in which you had a Beneficial Ownership Interest. You may provide this information by referring to attached copies of broker transaction confirmations or account statements from the applicable record keepers that contain the information.

(ii) The name and address of any broker, dealer, or bank or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained any account holding any Securities in which you have a Beneficial Ownership Interest, and the account numbers and names of the persons for whom the accounts are held.

(iii) An executed statement (and a letter or other evidence) pursuant to which you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all Securities transactions, unless Adviser indicates that the information is otherwise available to it. The form of this statement is attached as Appendix IV (for personal accounts) and Appendix V (for related accounts) hereto.

(iv) The date you submitted the report.

(b) The Initial Report of Private Investments contains the following:

(i) A description of all private investments in which you have a Beneficial Ownership Interest, the principal amount of those private investments, the approximate dates of acquisition, and whether the private investments involve or are associated with companies that have publicly traded debt or equity.

(ii) The date you submitted the report.

2. Quarterly Transaction Report: Unless, as noted below, the Chief Compliance Officer already receives trade confirmations or account statements for all of your transactions in Reportable Securities, within 30 days after the end of each calendar quarter, you, as a Access Person, must submit to the Chief Compliance Officer or designee a transaction report, a form of which is attached as Appendix III hereto, that contains:

(a) With respect to any transaction during the quarter in any Reportable Security in which you had, or as a result of the transaction acquired, a Beneficial Ownership Interest:

(i) The date of the transaction, the name/title and as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, the number of equity shares of, or the principal amount of debt represented by, and principal amount of each Reportable Security involved;

(ii) The nature of the transaction, i.e., purchase, sale or other type of acquisition or disposition;

(iii) The price at which the transaction in the Reportable Security was effected;

(iv) The name of the broker, dealer, bank, or other institution with or through which the transaction was effected.

(b) The name and address of any broker, dealer, bank, or other institution, such as a general partner of a limited partnership, or transfer agent of a company, that maintained any account in which any Securities were held during the quarter in which you have a Beneficial Ownership Interest, the account numbers and names of the persons for whom the accounts were held, and the date when each account was established.

(c) An executed statement, and a letter or other evidence, pursuant to which you have instructed each broker, dealer, bank, or other institution that has established a new account over which you have direct or indirect influence or control during the past quarter to provide duplicate account statements and confirmations of all Securities transactions to SLR Capital, unless SLR Capital indicates that the information is otherwise available to it. The form of this statement is attached as Appendix IV and Appendix V hereto.

(d) The date that you submitted the report.

***You need not submit a quarterly transaction report to the Chief Compliance Officer or designee if it would duplicate information contained in trade confirmations or account statements already received by the Chief Compliance Officer or designee, provided that those trade confirmations or statements are received not later than 30 days after the close of the calendar quarter in which the transaction takes place. ***

3. Annual Securities Holdings Disclosure Reports: Each Access Person must, no later than February 14 of each year, submit to the Chief Compliance Officer or designee an annual securities accounts report (a form of which is attached as Appendix II thereto) and private investments report (a form of which is attached as Appendix VI thereto), that is current as of a date no earlier than December 31 of the prior calendar year (the “Annual Report Date”) and that contains:

(a) The name/title and type of Security, and, as applicable, the exchange ticker symbol or CUSIP number, the number of equity shares and principal amount of each Reportable Security in which you had a Beneficial Ownership Interest. You may provide this information by referring to attached copies of broker transaction confirmations or account statements from the applicable record keepers that contain the information.

(b) The name and address of any broker, dealer, investment advisor or bank or other institution, such as a general partner of a limited partnership, or transfer agent of a company, that maintained any account holding any Securities in which you have a Beneficial Ownership Interest on the Annual Report Date, the account numbers and names of the persons for whom the accounts are held, and the date when each account was established; this information may be provided through copies of statements of each such account.

(c) A description of any private investments in which you have a Beneficial Ownership Interest on the Annual Report Date, the principal amount of the investment, the approximate date of the acquisition, and whether the private investment involves or is associated with a company that has publicly traded debt or equity.

(d) The date that you submitted the report.

Exception to requirement to list transactions or holdings subject to V.A.1, V.A.2 and V.A.3(a) above: You are not required to submit (i) holdings or transactions reports for any account over which you had no direct or indirect influence or control (such as a fully discretionary managed account through a registered investment advisor) or (ii) transaction reports with respect to transactions effected pursuant to an Automatic Investment Plan, unless requested by SLR Capital. You must still identify the existence of the account in your list of accounts. Transactions that override preset schedules or allocations of an automatic investment plan or trades that are directed by you in a fully discretionary managed account, however, must be included in a quarterly transaction report.

In order to take advantage of part (i) of the exception (accounts over which you had no direct or indirect influence or control), Access Persons must provide:

•	Information about a trustee or third–party manager’s relationship to the Access Person (i.e., independent professional versus friend or relative; unaffiliated versus affiliated firm);

•	periodic certifications regarding the Access Persons’ influence or control over trusts or accounts (or obtain the certification from the third party manager or trustee when requested);

•

when requested, reports on holdings and/or transactions made in the trust or discretionary account to identify transactions that would have been prohibited pursuant to the Code of Ethics, absent reliance on the reporting exemption.

4. Please ask the Chief Compliance Officer if you have questions about the above-described disclosure and transaction reporting requirements.

B.	Review of Reports and Other Documents

The Chief Compliance Officer or designee will review each report submitted by Access Persons, and each account statement or confirmation from institutions that maintain their accounts, as promptly as practicable. In any event all Initial Disclosure Reports will be reviewed within 20 business days of receipt, the review of all timely-submitted Quarterly Transaction Reports will be completed by the end of the quarter in which received and the Annual Holdings Report will be reviewed by March 1 each year. As part of his or her review, the Chief Compliance Officer or his or her designee will confirm that all necessary pre-approvals have been obtained. To ensure adequate scrutiny, documents concerning a member of the Compliance Office will be reviewed by a different member of the Compliance Office, or if there is only one member of the Compliance Office, by the Chief Financial Officer.

A report documenting the above review and any exceptions noted will be prepared by the Chief Compliance Officer and circulated to the Partners within 60 days of the end of the quarter in which the reports were received.

Review of submitted holding and transaction reports will include not only an assessment of whether the Access Person followed all required procedures of this Code, such as preclearance, but may also: compare the personal trading to any restricted lists; assess whether the Access Person is trading for his or her own account in the same securities he or she is trading for Clients, and, if so, whether the Clients are receiving terms as favorable as the Access Person receives; periodically analyze the Access Person’s trading for patterns that may indicate abuse, including market timing; investigate any substantial disparities between the quality of performance the Access Person achieves for his or her own account and that he or she achieves for Clients; and investigate any substantial disparities between the percentage of trades that are profitable when the Access Person trades for his or her own account and the percentage that are profitable when he or she places trades for Clients.

VI.	POLICY ON GIFTS

Gifts. A Supervised Person is prohibited from improperly using his or her position to obtain an item of value from any person or company that does business with SLR Capital. Supervised Persons must report to a Compliance Officer receipt of any gift greater than $300 in value from any person or company that does business with the Fund. Unsolicited business entertainment, including meals or tickets to cultural and sporting events do not need to be reported if: a) they are not so frequent or of such high value as to raise a question of impropriety and b) the person providing the entertainment is present at the event.

Regardless of dollar value, Supervised Persons may not give a gift or provide entertainment that is inappropriate under the circumstances, or inconsistent with applicable law or regulations, to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or Clients. Persons must obtain clearance from the either Partner and a Compliance Officer prior to giving any gift greater than $300 in value to any person or company that does business with the Fund.

Supervised Persons should not give or receive gifts or entertainment that would be embarrassing to themselves or to SLR Capital if made public.

VII.	COMPLIANCE

A.	Certificate of Receipt

Supervised Persons are required to acknowledge receipt of the Compliance Manual and, therefore, your copy of this Code and that you have read and understood the Compliance Manual. A form for this purpose is attached to this Code as Appendix I.

B.	Annual Certificate of Compliance

Supervised Persons are required to certify upon becoming a Supervised Person or the effective date of this Code, whichever occurs later, and annually thereafter, that you have read and understand this Code and recognize that you are subject to this Code. Each annual certificate will also state that you have complied with all of the requirements of this Code during the prior year.

C.	Remedial Actions

If you violate this Code, including filing a late, inaccurate or incomplete holdings or transaction report, you will be subject to remedial actions, which may include, but are not limited to, any one or more of the following: (1) a warning; (2) disgorgement of profits; (3) imposition of a fine, which may be substantial; (4) demotion, which may be substantial; (5) suspension of employment, with or without pay; (6) termination of employment; or (7) referral to civil or governmental authorities for possible civil or criminal prosecution. If you are normally eligible for a discretionary bonus, any violation of the Code may also reduce or eliminate the discretionary portion of your bonus.

VIII.	RETENTION OF RECORDS

The Chief Compliance Officer will maintain, for a period of five years unless specified in further detail below, the records listed below. The records will be maintained at the Adviser’s principal place of business for at least two years and in an easily accessible, but secured, place for the entire five years.

A. A record of the names of persons who are currently, or within the past five years were, Access Persons of Adviser.

B. The Annual Certificate of Compliance signed by all persons subject to this Code acknowledging receipt of copies of the Code and acknowledging they are subject to it and will comply with its terms. All Annual Certificates of each Supervised Person must be kept for five years after the individual ceases to be a Supervised Person.

C. A copy of each Code that has been in effect at any time during the five-year period.

D. A copy of each report made by a Supervised Person pursuant to this Code, including any broker trade confirmations or account statements that were submitted in lieu of the persons’ quarterly transaction reports.

E. A record of all known violations of the Code and of any actions taken as a result thereof, regardless of when the violations were committed.

F. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by Supervised Persons, for at least five years after the end of the fiscal year in which the approval is granted.

G. A record of all reports made by the Chief Compliance Officer related to this Code.

IX.	NOTICES.

For purposes of this Code, all notices, reports, requests for clearance, questions, contacts, or other communications to the Chief Compliance Officer will be considered delivered if provided to the Chief Compliance Officer via the Adviser’s email network.

X.	REVIEW.

This Code will be reviewed by the Chief Compliance Officer on an annual basis to ensure that it is meeting its objectives, is functioning fairly and effectively, and is not unduly burdensome to Adviser or Supervised Persons. The Chief Compliance Officer shall issue a report, in writing, to the Board of Directors of the Fund stating his or her findings and recommendations as a result of each such review on no less frequently than an annual basis.

Supervised Persons are encouraged to contact the Chief Compliance Officer with any comments, questions or suggestions regarding implementation or improvement of the Code.

Appendix I

SLR CAPITAL ACKNOWLEDGMENT AND CERTIFICATION

COMPLIANCE POLICIES AND PROCEDURES MANUAL

I hereby certify to SLR Capital that:

(1) I have received and reviewed SLR Capital’s Compliance Policies and Procedures Manual (the “Compliance Manual”);

(2) To the extent I had questions regarding any policy or procedure contained in the Compliance Manual, I received satisfactory answers to those questions from appropriate SLR Capital personnel;

(3) I fully understand the policies and procedures contained in the Compliance Manual;

(4) I understand and acknowledge that I am subject to the Compliance Manual;

(5) I will comply with the policies and procedures contained in the Compliance Manual at all times during my association with SLR Capital, and agree that the Compliance Manual may, under certain circumstances, continue to apply to me subsequent to the termination of my association with SLR Capital.

(6) I understand and acknowledge that if I violate any provision of the Compliance Manual, I will be subject to remedial actions, which may include, but are not limited to, any one or more of the following: (a) a warning; (b) disgorgement of profits; (c) imposition of a fine, which may be substantial; (d) demotion, which may be substantial(e) suspension of employment, with or without pay; (f) termination of employment; or (g) referral to civil or governmental authorities for possible civil or criminal prosecution. I further understand that, to the extent I would otherwise be eligible for a discretionary bonus, if I violate the Compliance Manual this may reduce or eliminate the discretionary portion of my bonus.

Date:
Signature

Print Name

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Appendix III

SLR CAPITAL

INITIAL AND ANNUAL REPORT OF SECURITIES ACCOUNTS

In accordance with SLR Capital’s policies and procedures, please indicate whether you maintain securities accounts over which you have influence or control and/or in which any securities are held in which you have a Beneficial Ownership Interest1 (“Securities Accounts”). Securities Accounts include accounts of any kind held at a broker, bank, investment advisor, or money manager.

I do maintain Securities Accounts.

I do not maintain Securities Accounts.

If you indicated above that you do maintain Securities Accounts, please (1) complete the Personal Trading Account and/or Related Trading Account letters of direction (enclosed) if you have not already so provided, (2) provide the information in the following table (use additional paper if necessary), and (3) attach a copy of the most recent account statement listing holdings for each account identified below:

Account Name	Broker/Institution Name	Account Number	Broker/Institution’s Address	Is this account managed by a 3rd party (such as an investment advisor) on a fully discretionary basis in which you do not direct any transactions? (Yes/No)

I certify that this form is accurate and complete, and I have attached statements (if any) for all of my Securities Accounts.

[1]

You will be considered to have a “Beneficial Ownership Interest” in a Security if you have a Pecuniary Interest in the Security. You will be considered to have a “Pecuniary Interest” in a security if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. The term “Pecuniary Interest” is construed very broadly. The following examples illustrate this principle: (i) ordinarily, you will be deemed to have a “Pecuniary Interest” in all Securities owned by members of your Immediate Family who share the same household with you; (ii) if you are a general partner of a general or limited partnership, you will be deemed to have a “Pecuniary Interest” in all Securities held by the partnership; (iii) if you are a shareholder of a corporation or similar business entity, you will be deemed to have a “Pecuniary Interest” in all Securities held by the corporation if you are a controlling shareholder or have or share investment control over the corporation’s investment portfolio; (iv) if you have the right to acquire equity Securities through the exercise or conversion of a derivative Security, you will be deemed to have a Pecuniary Interest in the Securities, whether or not your right is presently exercisable; (v) if you are the sole member or a manager of a limited liability company, you will be deemed to have a Pecuniary Interest in the Securities held by the limited liability company; and (vi) ordinarily, if you are a trustee or beneficiary of a trust, where either you or members of your Immediate Family have a vested interest in the principal or income of the trust, you will be deemed to have a Pecuniary Interest in all Securities held by that trust.

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Appendix III

Signature

Date:	Print Name

SLR CAPITAL

QUARTERLY BROKERAGE ACCOUNT

AND NON-BROKER TRANSACTION REPORT

Notes:

1. Capitalized terms not defined in this report are defined in the Code of Ethics of SLR Capital (the “Code”).

2. You must cause each broker-dealer that maintains an account over which you have influence or control and holds Securities in which you have a Beneficial Ownership Interest to provide to the Chief Compliance Officer, on a timely basis, duplicate copies of confirmations of all transactions in the account and duplicate statements for the account and you must report to the Chief Compliance Officer, within 30 days of the end of each calendar quarter, all transactions effected without the use of a registered broker-dealer in Securities, other than transactions in Non-Reportable Securities.

The undersigned has requested that you receive duplicate statements and confirmations on his or her behalf from the following brokers:

Name	Broker	Account Number	Date	Date Account Opened

The following are Securities transactions that have not been reported and/or executed through a broker-dealer, i.e. during the previous calendar quarter.

Date	Buy/Sell	Security Name	Amount	Price	Broker/Issuer

By signing this document, I am certifying that I have caused duplicate confirmations and duplicate statements to be sent to the Chief Compliance Officer of SLR Capital for every brokerage account that trades in Securities.

Date:	Signature

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Appendix III

1.

Transactions required to be reported. You should report every transaction in which you acquired or disposed of any Security in which you had a Pecuniary Interest during the calendar quarter. The term “Beneficial Ownership Interest” is the subject of a long history of opinions and releases issued by the Securities and Exchange Commission and generally means that you would receive the pecuniary benefits of owning a Security. The term includes, but is not limited to the following cases and any other examples in the Code:

(A)	Where the Security is held for your benefit by others, such as brokers, custodians, banks and pledgees;

(B)	Where the Security is held for the benefit of members of your Immediate Family sharing the same household;

(C)

Where Securities are held by a corporation, partnership, limited liability company, investment club or other entity in which you have an equity interest if you are a controlling equity holder, or you have or share investment control over the Securities held by the entity;

(D)	Where Securities are held in a trust for which you are a trustee and under which either you or any member of your Immediate Family have a vested interest in the principal or income; and

(E)	Where Securities are held in a trust for which you are the settlor, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

Notwithstanding the foregoing, the following transactions are not required to be reported:

(A)	Transactions in Securities which are direct obligations of the United States;

(B)	Transactions effected in any account over which you have no direct or indirect influence or control; or

(C)	Shares of registered open-end investment companies.

2.

Security Name. State the name of the issuer and the class of the Security, e.g., common stock, preferred stock or designated issue of debt securities, including the interest rate, principal amount and maturity date, if applicable. In the case of the acquisition or disposition of a futures contract, put, call option or other right, referred to as “options,” state the title of the Security subject to the option and the expiration date of the option.

3.

Futures Transactions. Please remember that duplicates of all Confirmations, Purchase and Sale Reports, and month-end Statements must be sent to Adviser by your broker. Please double check to be sure this occurs if you report a future transaction.

4.	Transaction Date. In the case of a market transaction, state the trade date, not the settlement date.

5.	Nature of Transaction (Buy or Sale). State the character of the transaction, e.g., purchase or sale of Security, purchase or sale of option, or exercise of option.

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Appendix III

6.

Amount of Security Involved (No. of Shares). State the number of shares of stock, the face amount of debt Securities or other units of other Securities. For options, state the amount of Securities subject to the option. If your ownership interest was through a spouse, relative or other natural person or through a partnership, trust, other entity, state the entire amount of Securities involved in the transaction. In such cases, you may also indicate, if you wish, the extent of your interest in the transaction.

7.

Purchase or Sale Price. State the purchase or sale price per share or other unit, exclusive of brokerage commissions or other costs of execution. In the case of an option, state the price at which it is currently exercisable. No price need be reported for transactions not involving cash.

8.	Broker, Dealer or Bank Effecting Transaction. State the name of the broker, dealer or bank with or through whom the transaction was effected.

9.	Signature. Sign the form in the space provided.

10.	Filing of Report. This report should be filed NO LATER THAN 30 CALENDAR DAYS following the end of each calendar quarter.

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Appendix IV

SLR CAPITAL

PERSONAL TRADING ACCOUNT

LETTER OF DIRECTION

To Whom This May Concern:

I, ____________________________ (print name), currently maintain an investment account with your institution, and hereby request that duplicate trade confirmations and monthly account statements be disseminated to my employer, SLR Capital, at the following address:

Attn: Chief Compliance Officer

SLR Capital Partners, LLC

500 Park Avenue, 3rd Floor

New York, NY 10022

If you should have any questions, please do not hesitate to contact me. Thank you for your cooperation.

Sincerely,

NAME:

DATE:

PHONE:

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Appendix V

SLR CAPITAL

RELATED TRADING ACCOUNT

LETTER OF DIRECTION

To Whom This May Concern:

I, ______________________ (print your name), currently maintain an investment account with your institution. Due to my relationship with ___________________________ (print employee’s name), who is an employee of SLR Capital, I hereby request that duplicate trade confirmations and monthly account statements be disseminated to the following address:

Attn: Chief Compliance Officer

SLR Capital Partners, LLC

500 Park Avenue, 3rd Floor

New York, NY 10022

If you should have any questions, please do not hesitate to contact me. Thank you for your cooperation.

Sincerely,

NAME:

DATE:

PHONE:

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Appendix VI

SLR CAPITAL

INITIAL AND ANNUAL REPORT OF PRIVATE INVESTMENTS

In accordance with SLR Capital policies and procedures, please indicate whether you maintain private investments over which you have influence or control and in which any private investments are held in which you have a Beneficial Ownership Interest.1 The term private investment is typically defined as an intangible investment and is very broadly construed by SLR Capital Examples of private investments may include equity in a business or company, a loan to a business or company, an investment in a hedge fund or limited partnership, or securities held in your home or in a safe deposit box. Examples of investments that generally are not considered private investments are your primary residence, vacation home, automobiles, artwork, jewelry, antiques, stamps, and coins.

I do maintain private investments.

I do not maintain private investments.

If you indicated above that you do maintain private investments, please provide the information in the following table (use additional paper if necessary):

Description of Private Investment	Value and/or Shares of Private Investment	Approximate Acquisition Date	Does the private investment involve a company that has publicly traded debt or equity? (Yes/No)

I certify that this form and any attachments are accurate and complete and constitute all of my private investments.

Signature

[1]

You will be considered to have a “Beneficial Ownership Interest” in an investment if you have a Pecuniary Interest in the investment. You will be considered to have a “Pecuniary Interest” in an investment if you, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the investment. The term “Pecuniary Interest” is construed very broadly. The following examples illustrate this principle: (i) ordinarily, you will be deemed to have a “Pecuniary Interest” in all investments owned by members of your Immediate Family who share the same household with you; (ii) if you are a general partner of a general or limited partnership, you will be deemed to have a “Pecuniary Interest” in all investments held by the partnership; (iii) if you are a shareholder of a corporation or similar business entity, you will be deemed to have a “Pecuniary Interest” in all investments held by the corporation if you are a controlling shareholder or have or share investment control over the corporation’s investment portfolio; (iv) if you have the right to acquire equity security through the exercise or conversion of a derivative investment, you will be deemed to have a Pecuniary Interest in the investment, whether or not your right is presently exercisable; (v) if you are the sole member or a manager of a limited liability company, you will be deemed to have a Pecuniary Interest in the investments held by the limited liability company; and (vi) ordinarily, if you are a trustee or beneficiary of a trust, where either you or members of your Immediate Family have a vested interest in the principal or income of the trust, you will be deemed to have a Pecuniary Interest in all investments held by that trust.

VI-1

Appendix VI

Date	Print Name

VI-2

Appendix VII

INSIDER TRADING POLICIES AND PROCEDURES

I.	BACKGROUND

All personal securities trades are subject to these Insider Trading Policies and Procedures. However, compliance with the trading restrictions imposed by these procedures by no means assures full compliance with the prohibition on trading while in the possession of inside information, as defined in these procedures.

Insider trading — trading Securities while in possession of material, nonpublic information or improperly communicating such information to others — may expose a person to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years’ imprisonment. The Commission may recover the profits gained, or losses avoided, through insider trading, obtain a penalty of up to three times the illicit gain or avoided loss, and/or issue an order permanently barring any person engaging in insider trading from the securities industry. In addition, investors may sue seeking to recover damages for insider trading violations.

These Insider Trading Policies and Procedures are drafted broadly and will be applied and interpreted in a similar manner. Regardless of whether a federal inquiry occurs, SLR Capital views seriously any violation of these Insider Trading Policies and Procedures. Any violation constitutes grounds for disciplinary sanctions, including dismissal and/or referral to civil or governmental authorities for possible civil or criminal prosecution.

The law of insider trading is complex; a Supervised Person legitimately may be uncertain about the application of these Insider Trading Policies and Procedures in a particular circumstance. A question could forestall disciplinary action or complex legal problems. Supervised Persons should direct any questions relating to these Insider Trading Policies and Procedures to a Compliance Officer. A Supervised Person must also notify a Compliance Officer immediately if he or she knows or has reason to believe that a violation of these Insider Trading Policies and Procedures has occurred or is about to occur.

Any capitalized terms used but not defined in the Insider Trading Policies and Procedures shall have their respective meanings as defined in the Code of Ethics of SLR Capital

II.	STATEMENT OF FIRM POLICY

A. At all times, the interests of SLR Capital’s Clients must prevail over the individual’s interest.

B. Buying or selling Securities in the public markets on the basis of material, nonpublic information is prohibited. Similarly, buying and selling securities in a private transaction on the basis of material, nonpublic information is prohibited, except in the limited circumstance in which the information is obtained in connection with a private transaction with an issuer of securities, in which case the private transaction itself is permitted. A prohibited transaction would include purchasing or selling (i) for a Supervised Person’s own account or one in which the Supervised Person has direct or indirect influence or control, (ii) for a Client’s account, or (iii) for Adviser’s inventory account. If any Supervised Person is uncertain as to whether information is “material” or “nonpublic,” he or she should consult the Chief Compliance Officer.

E. Disclosing material, nonpublic information to inappropriate personnel, whether or not for consideration, i.e., “tipping,” is prohibited. Material, nonpublic information must be disseminated on a “need to know basis” only to appropriate personnel. This would include any confidential discussions between the issuer and personnel of Adviser. The Chief Compliance Officer should be consulted should a question arise as to who is privy to material, nonpublic information.

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Appendix VII

F. Assisting anyone transacting business on the basis of material, nonpublic information through a third party is prohibited.

G. In view of the Gabelli & Co./GAMCO Investments, Inc. Commission proceeding, it is clear that when a portfolio manager is in a position, due to his official duties at an issuer, to have access to inside information on a relatively continuous basis, self-reporting procedures are not adequate to detect and prevent insider trading. Accordingly, neither Adviser nor an Adviser employee may trade in any securities issued by any company of which any Adviser employee is an employee or insider. All Supervised Persons must report to the Chief Compliance Officer or designee any affiliation or business relationship they may have with any issuer (a form of which is attached as Appendix A hereto.)

H. Supervised Persons should understand that if SLR Capital becomes aware of material, nonpublic information about the issuer of the underlying securities, even if the particular Supervised Person in question does not himself or herself have such knowledge, or enters into certain transactions for clients, SLR Capital will not bear any losses resulting in personal accounts through the implementation of these Insider Trading Policies and Procedures.

I. It is the Fund’s policy that Supervised Persons may purchase or sell Fund securities only during the “window period” that generally begins on the second business day after the Fund publicly releases quarterly or annual financial results and extends until the 15th day of the last calendar month of the quarter in which the results are announced (or such shorter or longer time that may be designated by the Chief Executive Officer of the Fund (“CEO”) or the Chief Operating Officer of the Fund (“COO”) and the CCO). However, the ability of a Supervised Person to engage in transactions in Fund securities during window periods is not automatic or absolute. Circumstances may prevent or delay or accelerate the opening of the window period or cause the window period to be shortened or lengthened. Further, no trades may be made even during a window period by an individual who possesses material, nonpublic information, other than in accordance with a previously approved Trading Plan.

Notwithstanding the foregoing, Supervised Persons may also purchase or sell Fund securities pursuant to a Trading Plan. As used herein, the term “Trading Plan” shall mean a prearranged trading plan adopted in accordance with and meeting all of the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, that has been approved by the Fund’s Chief Compliance Officer. A Trading Plan may only be entered into, modified or terminated (i) prior to expiration by Supervised Persons at a time they would otherwise be permitted to purchase or sell Fund securities, and (ii) with the prior approval of the Fund’s Chief Compliance Officer. Each Supervised Person shall be responsible for ensuring compliance with the requirements of Rule 10b5-1(c) with respect to any Trading Plan they may enter into, modify or terminate prior to expiration, notwithstanding the prior approval thereof by the Fund’s Chief Compliance Officer.

In addition, the Adviser may, subject to regulatory restrictions, award Restricted Stock Units (“RSUs”) representing discretionary bonuses as part of an employee deferred compensation plan (the “award”) during a closed window period provided that (1) the Adviser, the CEO and the COO are not in possession of material non-public information (“MNPI”); (2) the award does not require a purchase of Fund securities on the open market but instead represents a transfer or potential transfer of Fund securities then held by the Adviser; and (3) the CCO approves the award in advance. To the extent an award represents non-discretionary compensation, the RSUs may only be awarded in open window periods at a time when the Adviser, the CEO and the COO are not in possession of MNPI.

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Appendix VII

J. The following reviews principles important to these Insider Trading Policies and Procedures:

1. What is “Material” Information?

Information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, information is material if its disclosure will have a substantial effect on the price of a company’s Securities. No simple “bright line” test exists to determine whether information is material; assessments of materiality involve highly fact-specific inquiries. However, if the information you have received is or could be a factor in your trading decision, you must assume that the information is material. Supervised Persons should direct any questions regarding the materiality of information to the Chief Compliance Officer or designee.

Material information often relates to a company’s results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Material information may also relate to the market for a Security. Information about a significant order to purchase or sell Securities, in some contexts, may be deemed material; similarly, prepublication information regarding reports in the financial press may also be deemed material. In addition, non-public information about one issuer may be material to a second issuer in the same or a related industry.

2. What is “Nonpublic” Information?

Information is “nonpublic” until it has been disseminated broadly to investors in the marketplace. Tangible evidence of this dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the Commission or some other government agency, or available to the Dow Jones “tape” or The Wall Street Journal or some other general circulation publication, and after sufficient time has passed so that the information has been disseminated widely. If you believe that you have information concerning an issuer which gives you an advantage over other investors, the information is, in all likelihood, non-public.

3. Identifying Inside Information.

Before executing any trade for oneself or others, including Clients, a Supervised Person must determine whether he or she has access to material, nonpublic information. If a Supervised Person believes he or she might have access to material, nonpublic information, he or she should:

a. Immediately alert the Chief Compliance Officer or designee, so that the applicable Security is placed on the Restricted List.

b. Not purchase or sell the Securities on his or her behalf or for others, including Clients (except in the limited circumstance in which the information is obtained in connection with a private transaction with an issuer of securities, in which case the private transaction itself is permitted).

c. Not communicate the information inside or outside of Adviser, other than to the Chief Compliance Officer or designee (or, in the limited circumstance of a private transaction with an issuer of securities, to Supervised Persons within Adviser involved in the transaction with a need to know the information).

The Chief Compliance Officer will review the issue, determine whether the information is material and nonpublic, and, if so, what action Adviser should take.

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Appendix VII

4. Contacts With Public Companies.

Contacts with public companies may represent part of Adviser’s research efforts and Adviser may make investment decisions on the basis of its conclusions formed through these contacts and analysis of publicly available information. Difficult legal issues may arise, however, when a Supervised Person, in the course of these contacts, becomes aware of material, nonpublic information. For example, a company’s Chief Financial Officer could prematurely disclose quarterly results, or an investor relations representative could make a selective disclosure of adverse news to certain investors. In these situations, Adviser must make a judgment about its further conduct. To protect oneself, Clients, and Adviser, a Supervised Person should immediately contact the Chief Compliance Officer if he or she believes he or she may have received material, nonpublic information.

5. Tender Offers.

Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary movement in the price of the target company’s securities. Trading during this time is more likely to attract regulatory attention, and produces a disproportionate percentage of insider trading cases. Second, the Commission has adopted a rule expressly forbidding trading and “tipping” while in possession of material, nonpublic information regarding a tender offer received from the company making the tender offer, the target company, or anyone acting on behalf of either. Supervised Persons must exercise particular caution any time they become aware of nonpublic information relating to a tender offer.

III.	INSIDER TRADING PROCEDURES APPLICABLE TO ALL SUPERVISED PERSONS

The following procedures have been established to aid Supervised Persons in avoiding insider trading, and to aid Adviser in preventing, detecting and imposing sanctions against insider trading. Every Supervised Person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If a Supervised Person has any questions about these procedures, he or she should consult the Chief Compliance Officer or designee.

A. Responsibilities of Supervised Persons.

All Supervised Persons must make a diligent effort to ensure that a violation of these Insider Trading Policies and Procedures does not either intentionally or inadvertently occur. In this regard, all Supervised Persons (other than Disinterested Directors) are responsible for:

(a) Reading, understanding and consenting to comply with these Insider Trading Policies and Procedures. Supervised Persons will be required to sign an acknowledgment that they have read and understood the Compliance Manual and therefore their responsibilities under the Code;

(b) Ensuring that no trading occurs for their account, for any account over which they have direct or indirect influence or control or for any Client’s account in Securities included on the Restricted List, or as to which they possess material, nonpublic information, regardless of the Securities being included on the Restricted List (except in the limited circumstance in which the information is obtained in connection with a private transaction with an issuer of securities, in which case the private transaction itself is permitted);

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Appendix VII

(c) Not disclosing inside information obtained from any source whatsoever to inappropriate persons. Disclosure to family, friends or acquaintances will be grounds for immediate termination and/or referral to civil or governmental authorities for possible civil or criminal prosecution;

(d) Consulting the Chief Compliance Officer or designee when questions arise regarding insider trading or when potential violations of these Insider Trading Policies and Procedures are suspected;

(e) Ensuring that Adviser receives copies of confirmations and statements from both internal and external brokerage firms for accounts of Supervised Persons and members of the Immediate Family of such Supervised Persons sharing the same household;

(f) Advising the Chief Compliance Officer or designee of all outside business activities, directorships, or ownership of over 5% of the shares of a public company. No Supervised Person may engage in any outside business activities as employee, proprietor, partner, consultant, trustee officer or director without prior written consent of the Chief Compliance Officer, or a designee of the Chief Compliance Officer (a form of which is attached as Appendix A hereto); and

(g) Being aware of, and monitoring, any Clients who are shareholders, directors, and/or senior officers of public companies. Any unusual activity including a purchase or sale of restricted stock must be brought to the attention of the Chief Compliance Officer or designee.

B. Security.

In order to prevent accidental dissemination of material, nonpublic information, personnel must adhere to the following guidelines:

Inform management when unauthorized personnel enter the premises. Lock doors at all times in areas that have confidential and secure files. Refrain from discussing sensitive information in public areas.

Refrain from leaving confidential information on message devices. Maintain control of sensitive documents, including handouts and copies, intended for internal dissemination only.

Ensure that faxes and e-mail messages containing sensitive information are properly sent, and confirm that the recipient has received the intended message.

Do not allow passwords to be given to unauthorized personnel.

IV. SUPERVISORY PROCEDURES

Supervisory procedures can be divided into two classifications — prevention of insider trading and detection of insider trading.

A. Prevention of Insider Trading

To prevent insider trading, the Chief Compliance Officer or designee should:

1. Maintain a Restricted List which includes the name of any company, whether or not a client of Adviser, as to which one or more individuals at Adviser has a fiduciary relationship or may have material information which has not been publicly disclosed. The Restricted List is maintained by the Chief Compliance Officer and his or her designees. The Chief Compliance Officer or such other Compliance Officer as may be designated shall be responsible for: (i) determining whether any particular securities should be included on the Restricted List; (ii) determining when Securities should be removed from the Restricted List; and (iii) ensuring that Securities are timely added to and removed from the Restricted List, as appropriate, no less frequently than on a quarterly basis.

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Appendix VII

2. Answer questions regarding SLR Capital’s policies and procedures;

3. Resolve issues of whether information received by an officer, director or employee of SLR Capital constitutes Inside Information and determine what action, if any, should be taken;

4. Review these Insider Trading Policies and Procedures on a regular basis and update them as necessary;

5. When it has been determined that a Supervised Person has Inside Information:

(a)	Implement measures to prevent dissemination of such information other than to appropriate Supervised Persons on a “need to know” basis, and

(b)

Not permit any SLR Capital employee to execute any transaction in any securities of the issuer in question by rejecting any pre-clearance requests (except in the limited circumstance in which the information is obtained in connection with a private transaction with an issuer of securities, in which case the private transaction itself is permitted);

1.	Implement a program of periodic “reminder” notices regarding insider trading;

2.	Confirm with each trader no less frequently than quarterly whether there are any issuers for whom Adviser has Inside Information; and

3.

Compile and maintain the Restricted List of securities in which no Supervised Person may trade because Adviser as an entity is deemed to have Inside Information concerning the issuers of such securities and determine when to remove securities from the Restricted List.

B. Detection of Insider Trading

To detect insider trading, the Chief Compliance Officer or designee should:

1. Review daily confirmations and quarterly trading activity reports filed by Supervised Persons; and

2. Promptly investigate all reports of any possible violations of these Insider Trading Policies and Procedures.

C. Special Reports to Management

Promptly upon learning of a potential violation of SLR Capital’s Insider Trading Policies and Procedures, the Chief Compliance Officer or designee shall prepare a written report to management providing full details, which may include (1) the name of particular securities involved, if any, (2) the date(s) SLR Capital learned of the potential violation and began investigating; (3) the accounts and individuals involved; (4) actions taken as a result of the investigation, if any; and (5) recommendations for further action.

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Appendix VII

D. General Reports to Management

At least yearly, the Chief Compliance Officer will prepare a written report to the management of Adviser setting forth some or all of the following:

1.	A summary of existing procedures to detect and prevent insider trading;

2.	A summary of changes in procedures made in the last year;

3.

Full details of any investigation, whether internal or by a regulatory agency, since the last report, regarding any suspected insider trading, the results of the investigation and a description of any changes in procedures promptly by any such investigation; and

4.	An evaluation of the current procedures and a description of anticipated changes in procedures.

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Appendix VIII

SLR CAPITAL

INITIAL REPORT OF OUTSIDE BUSINESS ACTIVITIES

In accordance with SLR Capital policies and procedures, please indicate whether you engage in any outside business activities. Outside business activities include, but are not limited to, serving as owner, partner, trustee, officer, director, finder, referrer, or employee of another business organization for compensation, or any activity for compensation outside my usual responsibilities at SLR Capital.1

I do engage in outside business activities

I do not engage in any outside business activities

If you indicated above that you do engage in outside business activities, please complete the following table (use additional paper if necessary):

Name of Business Entity	Summary of Outside Business Activity	Summary of Compensation	Is the Business Entity Related to a Publicly Traded Company? (Yes/No)

I certify that this form and any attachments are accurate and complete and constitute all of my outside business activities.

Signature

Date	Print Name

[1]	Compensation includes salaries, director’s fees, referral fees, stock options, finder’s fees, and anything of present or future value.

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